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                                                                     EXHIBIT 4.4

                                Declaration of Trust
                                        of
                               Reliance Capital Trust I

     THIS DECLARATION OF TRUST, dated as of April 20, 1998 (this "Declaration"), is by and among Reliance Bancorp, Inc., a Delaware corporation, as sponsor (the "Sponsor"), and The Bank of New York, a New York banking corporation, as trustee, The Bank of New York (Delaware), a Delaware banking corporation, as trustee, and Raymond A. Nielsen, Gerald M. Sauvigne and Paul D. Hagan, each as trustees (collectively, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

     1. The trust created hereby shall be known as "Reliance Capital Trust I" (the "Trust"), in which name the Trustees or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware
Code, 12 Del. C.Section 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Trustees may approve.

     3. The Sponsor and the Trustees will enter into an amended and restated Declaration, satisfactory to each such party and having substantially the terms described in the Offering Memorandum (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

     4. The Sponsor, as the sponsor of the Trust, is hereby authorized (i) to prepare and distribute one or more offering memoranda on behalf of the Trust, including any necessary or desirable amendments thereto (including any exhibits contained therein or forming a part thereof), relating to the Capital Securities and Common Securities of the Trust and certain other securities (each an "Offering Memorandum"); (ii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Sponsor, on behalf of the Trust, may deem necessary or desirable to register the Capital Securities under, or obtain for the Capital Securities an exemption from, the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iii) to execute, deliver and perform on behalf of the Trust such underwriting or purchase agreements with one or more underwriters, purchasers or agents relating to the offering of the Capital Securities as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository

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relating to the Capital Securities and Common Securities of the Trust; and
(v) to execute on behalf of the Trust any and all documents, papers and instruments as may be desirable in connection with any of the foregoing. If any filing referred to in clauses (ii) and (iv) above is required by law or by the rules and regulations of any applicable governmental agency, self-regulatory organization or other person or organization to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacities as trustees of the Trust, are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacities as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by law or by the rules and regulations of any applicable governmental agency, self-regulatory organization or other person or organization.

     5.   This Declaration may be executed in one or more counterparts.

     6. The number of trustees of the Trust initially shall be five and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon 30 days prior notice to the Sponsor.

     7. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

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     IN WITNESS WHEREOF, the parties hereto have caused this Declaration to be duly executed as of the day and year first above written.

                           RELIANCE BANCORP, INC.,
                             as Sponsor

                           By:  /s/ Raymond A. Nielsen
                               ----------------------------------
                               Name:   Raymond A. Nielsen
                               Title:  President/Chief Executive Officer


                           THE BANK OF NEW YORK,
                                not in its individual capacity
                                but solely as trustee of the Trust

                           By:  /s/ Iliana Acevedo
                              -----------------------------------
                               Name :  Iliana Acevedo
                               Title:  Assistant Treasurer

                           THE BANK OF NEW YORK (DELAWARE)
                                not in its individual capacity
                                but solely as trustee

                               /s/ Mary Jane Morrissey
                              -----------------------------------
                               Name:   Mary Jane Morrissey
                               Title:  Authorized Signatory

                               /s/ Raymond A. Nielsen
                              -----------------------------------
                              Name:    Raymond A. Nielsen
                                   not in his individual capacity but solely as
                                   trustee


                              /s/ Gerald M. Sauvigne
                              -----------------------------------
                              Name:     Gerald M. Sauvigne
                                   not in his individual capacity but solely as
                                   trustee


                              /s/ Paul D. Hagan
                              -----------------------------------
                              Name:     Paul D. Hagan
                                   not in his individual capacity but solely as
                                   trustee



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